FXCM to Acquire Lucid Markets

Conference Call to be Held to Discuss Acquisition

NEW YORK, NY – June 14, 2012 – FXCM Inc. (NYSE: FXCM), a leading online provider of foreign exchange, or FX, trading and related services worldwide, today announced that it has entered into a definitive agreement to acquire a 50% controlling interest in Lucid Markets Trading Ltd. and Lucid Markets LLP (“Lucid Markets”) for approximately $176 million, net of Lucid cash. The transaction is expected to close in the coming weeks and is subject to customary closing conditions.

Lucid Markets is a leading non-bank electronic market making and trading firm in the institutional foreign exchange market. In the twelve months ending December 31, 2011 under UK GAAP, Lucid had revenues of $148.9 million and earnings before interest, taxes, depreciation and amortization (EBITDA) of $113.4 million. Lucid traded $13.4 trillion of foreign exchange in 2011. The acquisition is intended to bolster FXCM’s institutional business and Lucid will not be a liquidity provider to FXCM’s retail agency FX offering.

“FXCM has been transforming its institutional foreign exchange business in the past year,” said Drew Niv, Chief Executive Officer of FXCM. “Since the fourth quarter of last year we have been migrating customers to our own in-house institutional platform which we believe has made us more competitive in the institutional space and resulted in some significant increases in our institutional volume.”

“The acquisition of Lucid – a leader in market making and trading in the institutional FX market - is a natural extension of the evolution of our institutional business,” Niv continued. “They have demonstrated the ability to grow and deliver solid results across a range of market conditions. This transaction also adds the expertise and talents of one of the best firms in the FX world. We are most excited about the potential a Lucid/FXCM combination gives in serving our institutional clientele.”

Consideration payable for the acquisition consists of 6 month notes of $71.4 million plus Lucid cash acquired, bearing interest at 3.5% per annum, and 9.0 million FXCM Class A common shares, of which approximately 2 million shares will be delivered at closing and the remainder subject to certain restrictions. Under the terms of agreement, FXCM will receive an option to purchase an additional profit interest in Lucid’s operations in the future and if such option is not exercised within four years, Lucid shareholders will have a one-time option to purchase FXCM’s interest.

Conference Call

The Company will host a conference call today to discuss the acquisition at 8:15 a.m. (EST). This conference call will be available to domestic participants by dialing 866.202.3048 and 617.213.8843 for international participants. The conference ID number is 48924914.

A live, audio webcast and replay of this conference call will also be available at http://ir.fxcm.com/.

Disclosure Regarding Forward-Looking Statements

In addition to historical information, this release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect FXCM Inc.’s current views with respect to, among other things, its operations and financial performance for the future. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,”“expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. FXCM Inc. believes these factors include but are not limited to evolving legal and regulatory requirements of the FX industry, the limited operating history of the FX industry, risks related to the protection of its proprietary technology, risks related to its dependence on FX market makers, market conditions and those other risks described under “Risk Factors” in FXCM Inc.’s Annual Report on Form 10-K and other SEC filings, which are accessible on the SEC website at sec.gov.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in our SEC filings. FXCM Inc. undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About FXCM Inc.

FXCM Inc. (NYSE: FXCM) is a global online provider of foreign exchange, or FX, trading and related services to retail and institutional customers world-wide.

At the heart of FXCM's client offering is No Dealing Desk FX trading. Clients benefit from FXCM's large network of forex liquidity providers enabling FXCM to offer competitive spreads on major currency pairs. Clients have the advantage of mobile trading, one-click order execution and trading from real-time charts. FXCM's U.K. subsidiary, Forex Capital Markets Limited, offers Contract for Difference (“CFD”) products with no re-quote trading and allows clients to trade oil, gold, silver and stock indices along with FX on one platform. In addition, FXCM offers educational courses on FX trading and provides free news and market research through DailyFX.com.

Trading foreign exchange and CFDs on margin carries a high level of risk, and may not be suitable for all. Read full disclaimer.

For Media:
Jaclyn Sales, 646-432-2463
Vice-President, Corporate Communications
jsales@fxcm.com

or

For Investors:
Thomas Porac, 646-432-2986
Vice-President, Investor Relations
investorrelations@fxcm.com